UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: August 22, 2022

(Date of earliest event reported)

PINEAPPLE, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-55896

Nevada	47-5185484
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

10351 Santa Monica Blvd., Suite 420

Los Angeles, California 90025

(Address of principal executive offices, including zip code)

(310) 877-7675

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0000001 par value per share	PNPL	OTC Grey

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

As previously reported on August 7, 2021, Pineapple, Inc., a Nevada corporation (the “Company”), entered into a Stock Purchase Agreement (the “Agreement”) with Capital Growth Investments, Inc., a California corporation (“CGI”) and its sole shareholder, Pineapple Ventures, Inc., a California corporation (“PVI”), an equity method investee of the Company. Pursuant to the Agreement, the Company would acquire up to 50,000 shares of CGI (the “Shares”), which then comprised 50% of CGI’s issued and outstanding capital stock, from PVI for an aggregate purchase price of $1,000,000 (the “Purchase Price”). $100,000 was paid by the Company in multiple payments as of August 12, 2021.

Within 60 days of execution of the Agreement, the remaining balance of $900,000 was to be paid by the Company to CGI in exchange for the full 50% of the Shares. Contemporaneously with the execution of the Agreement, the parties entered into a Shareholder Agreement with CGI (the “Shareholder Agreement”). Pursuant to the Shareholder Agreement, upon the issuance of any shares the Company was granted certain anti-dilution rights, as well certain monthly distributions of net cash from the operations of CGI, along with other voting and indemnification rights.

On November 26, 2021 the Company, CGI and PVI entered into an Amendment to the Agreement, acknowledging that a portion of the Purchase Price in the amount of $195,000, as a refundable deposit, has been received. The remaining balance of $805,000 was to be paid by the Company in exchange for the entirety of the Shares on or before March 31, 2022 or the transaction shall be cancelled and the refundable deposit would be returned to the Company.

In March of 2022, the Company, CGI and PVI mutually agreed to extend the closing date of the Agreement to August 5, 2022. Subsequently, on August 22, 2022, the Company, CGI and PVI agreed to formally terminate (the “Termination Letter”) the Agreement, the Amendment to the Agreement and the Shareholder Agreement (collectively, the “Transaction Documents”) effective immediately. Pursuant to the Termination Letter, the transaction shall be unwound and all funds issued pursuant to the Transaction Documents shall be paid back to the originating party and any rights, privileges or obligations shall be null and void.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINEAPPLE, INC.

	By:	/s/ Shawn Credle
Date: August 25, 2022	Name:	Shawn Credle
	Title:	Chief Executive Officer